UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 20, 2020

CBIZ, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-32961	22-2769024
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6050 Oak Tree Boulevard, South, Suite 500

Cleveland, Ohio 44131

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 216-447-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock par value $0.01 per share	CBZ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03(a) Creation of a Direct Financial Obligation

As previously disclosed, on April 3, 2018, CBIZ, Inc. (the “Company”) entered into an amended and restated credit agreement ( the “2018 Credit Facility”) by and among CBIZ Operations, Inc., as Borrower, CBIZ, Inc., Bank of America, N.A., as Administrative Agent (the “Agent”), and the other financial institutions from time to time party thereto (collectively, the “Lenders”). The 2018 Credit Facility provides a $400.0 million unsecured revolving credit facility subject to certain terms and conditions. The other material terms of the 2018 Credit Facility were described in the Company’s Current Report on Form 8-K dated April 5, 2018.

The Company provided notice to the Agent on March 20, 2020 that the Company would borrow $210.0 million under the 2018 Credit Agreement which is essentially all of the remaining capacity. On March 25, 2020, the Company received those funds in cash. While the Company has ample liquidity, it is increasing its cash position as a precautionary measure to preserve flexibility in light of the evolving COVID-19 health situation and the high degree of uncertainty related to macroeconomic implications. The Company may use the proceeds from the 2018 Credit Agreement for working capital, ongoing operating needs and other general corporate purposes.

Item 5.02(b) Director Retirement

Director Donald V. Weir has given notice on March 24, 2020 of his intention to retire from the Board of Directors of CBIZ, Inc. effective at the expiration of his current term on May 14, 2020. Mr. Weir chose not to stand for reelection at the 2020 Annual Meeting. Mr. Weir did not retire as a result of any disagreement with the registrant. Mr. Weir is a valued and longstanding Board member, having served in this role since 2003. The Board and Management of CBIZ unanimously and sincerely thank Mr. Weir for his long and dedicated service to the Company. Concurrent with his retirement, the Board of Directors will reduce the number of directors of CBIZ, Inc. to nine (9), pending a search for appropriate replacement candidate(s). Another independent and qualified financial expert member of the Board will be appointed to take his place on the Audit Committee on the date of his retirement.

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 26, 2020

CBIZ, Inc.

By:	/s/ Ware H. Grove
Name:	Ware H. Grove
Title:	Chief Financial Officer